Mantyla McReynolds, LLC
                                          5872 South 900 East, Suite 250
                                            Salt Lake City, Utah 84121




January 21, 2004

United States Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Re: Consent to be named in the Form SB-2/A Registration Statement, for the registration of 3,000,000 shares of common stock of Pacific Land and Coffee Corporation, (the Registrant).

Ladies and Gentlemen:

We hereby consent to the use of our report for the period ended March 31, 2003, dated October 31, 2003, in the above referenced Registration Statement, which . We also consent to the use of our name as experts in such Registration Statement.

Sincerely,


/s/Mantyla McReynolds
Mantyla McReynolds


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